Exhibit 99.1

Fortress Biotech Completes Final Stage Closing of the Sale of its Remaining Shares of National Holdings Corporation

New York, NY – February 12, 2019 – Fortress Biotech, Inc. (NASDAQ: FBIO) (“Fortress”), an innovative biopharmaceutical company focused on identifying, in-licensing and developing high-potential clinical-stage assets, today announced that on February 11, 2019, it completed the second and final stage of the previously-announced sale of its remaining holdings of National Holdings Corporation (“NHLD”) shares of common stock to B. Riley FBR, Inc. (“B. Riley”), for $3.25 per share, pursuant to the terms of the stock purchase agreement dated November 14, 2018 (the “Purchase Agreement”). B. Riley, along with two other minority purchaser designees, collectively purchased the remaining NHLD shares held by Fortress for an aggregate price of approximately $13.1 million ($22.9 million across the entire transaction).

About Fortress Biotech

Fortress Biotech is an innovative biopharmaceutical company focused on identifying, in-licensing and developing high-potential clinical-stage assets. The company has over 25 programs in clinical development at Fortress, at its majority-owned and majority-controlled subsidiaries and at entities it founded and in which it holds significant minority ownership positions. Such product candidates span six large-market therapeutic areas, including oncology, rare diseases and gene therapy, which allow it to create value while mitigating risk for shareholders. Fortress advances its diversified pipeline through a streamlined operating structure that fosters efficient drug development. The Fortress model is driven by a world-class business development team that is focused on leveraging its significant biopharmaceutical industry expertise to further expand the company’s portfolio of product opportunities. Fortress has established partnerships with some of the world’s leading academic research institutions and biopharmaceutical companies to maximize each opportunity to its full potential, including Alexion Pharmaceuticals, Inc., City of Hope, Fred Hutchinson Cancer Research Center, InvaGen Pharmaceuticals, Inc. (a subsidiary of Cipla Limited), St. Jude Children’s Research Hospital and UCL Business PLC. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law.

Company Contact:

Jaclyn Jaffe and William Begien

Fortress Biotech, Inc.

(781) 652-4500

ir@fortressbiotech.com

Investor Relations Contact:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC

(212) 915-2568

jeremy@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 940-0135

tplohoros@6degreespr.com